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Your vote makes a difference

As my team and I meet with institutional investors around the country, one thing that often comes through to us is your strong commitment to serving as stewards of corporate assets and retirement plans. It matters deeply to you as it does to us at Vanguard that we have the right people and policies in place to manage investments on behalf of all shareholders.

That’s why I’ve already voted in Vanguard’s current proxy campaign to elect the trustees of our funds and to approve several policy changes across our U.S.-domiciled fund lineup. We encourage all eligible shareholders who haven’t yet cast their ballots on behalf of their organizations and participants to do so right away.

The proposals on the proxy ballot will help us continue to protect shareholders’ interests, manage our funds efficiently, and keep costs low for you and your plan participants. The voting process is integral to our philosophy on investment stewardship.

You can vote online, by phone, or by mail. Voting concludes Wednesday, November 15, 2017, at a Vanguard fund shareholder meeting in Scottsdale, Arizona.

Shareholders of each fund are being asked to elect 12 fund trustees. This slate of trustees encompasses individuals with diverse backgrounds and a broad range of experience. Their chief responsibility is to oversee the funds to ensure they are managed in the best interests of their shareholders.

The trustee nominees are:

•        Two interested nominees: Vanguard Chairman Bill McNabb and newly elected President Tim Buckley.

•        Eight current independent trustees: Mark Loughridge, who is the lead independent trustee; and Emerson U. Fullwood, Amy Gutmann, JoAnn Heffernan Heisen, F. Joseph Loughrey, Scott C. Malpass, André F. Perold, and Peter F. Volanakis.

•        Two new independent trustee nominees: Sarah Bloom Raskin, former U.S. deputy secretary of the Treasury; and Deanna Mulligan, president and CEO of The Guardian Life Insurance Company of America.

Shareholders are also being asked to vote on several fund proposals that will harmonize policies across Vanguard’s U.S.-based funds. If the proposals are approved, the funds will have more operational flexibility, helping them run more efficiently and effectively.

We hope to meet the required level of shareholder participation before voting ends in mid-November so we can save your funds the extra cost of soliciting votes. We appreciate your partnership and attention to this important matter. As always, we are here to assist you.

Visit the voting website to vote now.

Details on the proposals and voting methods are available at Vanguard’s proxy resource center.